SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 13, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

     On July 13, 2005, Federated Department Stores, Inc. ("Federated") issued a press release announcing that the shareholders of Federated voted to approve the proposed merger with The May Department Stores Company. The shareholders voted in favor of a resolution to authorize the issuance of Federated common stock pursuant to an agreement and plan of merger between the two companies. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
(c) Exhibits.

	99.1	Press Release, dated July 13, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: July 14, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT 99.1
FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media- Jim Sluzewski
513/579-7764
Investor- Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

FEDERATED SHAREHOLDERS VOTE TO APPROVE MAY MERGER

     CINCINNATI, OHIO, July 13, 2005 - Shareholders of Federated Department Stores, Inc. today approved the company's proposed merger with The May Department Stores Company. About 81 percent of shares outstanding, representing more than 99 percent of votes cast at Federated's Annual Meeting of Shareholders, were in favor of a resolution to authorize the issuance of Federated common stock pursuant to an agreement and plan of merger between the two companies.

     "As we have stated before, the combined company will be an exciting organization - a fashion retailer with about $30 billion in sales and truly national scope and presence," Terry J. Lundgren, Federated's chairman, president and chief executive officer, told the annual meeting. "The road ahead for Federated is very exciting and presents us with an opportunity to transform our industry in a way that will benefit customers from coast to coast."

Contingent on completion of the antitrust review of the transaction by regulators, the company continues to believe the merger with May will close in the fiscal third quarter of 2005.

     This release contains statements about expected future events that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, Federated expectations regarding the closing and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Federated management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in the forward-looking statements contained in this document because of a variety of factors, including a significant change in the timing of, or the imposition of any government conditions or legal impediments to, the closing of the proposed transaction. Additional factors that may affect the future results of Federated are set forth in its filings with the SEC, which are available at www.fds.com.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.6 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and Bloomingdale's By Mail.

(NOTE: Additional information on Federated, including past news releases, is available at www.fds.com/pressroom.)